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                                                                    EXHIBIT 10.7

                   PARKING LICENSE AGREEMENT, DOCKING PERMIT
                      and LEASE OF DOCK and OFFICE SPACE

     THIS AGREEMENT made as of 15 December 2000 by and between CLAM HUT, INC., a New Jersey corporation, referred to as Landlord and NEW YORK FAST FERRY SERVICES, INC., a New Jersey corporation, referred to as Tenant.

                                   RECITALS

     TENANT desires to enter into a lease for the pier and office owned by Landlord located at the foot of Atlantic Avenue, Borough of Highlands, County of Monmouth, State of New Jersey (referred to as the "Lease"), and desires to use the parking spaces in the parking lot appurtenant to the leased premises, together with common ingress and egress serving the entire parking lot.

     FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the parties agree as follows:

1. License. Landlord licenses to Tenant and Tenant licenses from Landlord those certain parking spaces (125) as shown on "Exhibit A" attached and referred to as the Parking Spaces. This License reserves the right for passenger automobile parking only.

2. Purpose. Tenant shall be permitted to use the parking spaces for the parking of passenger automobiles for individuals embarking and disembarking for Tenant's ferries.

3.   Term.

     a. The term of this License shall commence with the date of this license agreement and end the 31/st/ day of December 2001.

     b. This License shall renew at the end of each period with terms to be decided upon renewal and in keeping with the requirements of the municipality.

4.   Access to Parking Spaces.

     a.   From the date of this license agreement to 31 December 2001.

     b. Tenant acknowledges that Landlord requires the use of fifty percent (50%) of the parking spaces from 5:15 p.m. until the closing of the Clam Hut Restaurant each day to 31 December 2001. Landlord's use of the parking spaces after 31 December 2001 will be subject to the renewal of this agreement.

     c. Landlord requires the use of the parking spaces on Valentine's Day on 14 February 2001 and Ash Wednesday from 5:15 p.m. until closing of the restaurant.

     d. Landlord may remove vehicles left in parking spaces for more than three hours after the last ferry passengers have disembarked for the day on each day but will not unreasonably

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     exercise this right. Vehicles so removed will be redeemed at the sole expense of the owner of the vehicle to include but not be limited to the cost of removal and storage.

     e. The percent of use required by the Landlord and the time by which the space is required shall be determined by the actual experience of the parties once the ferry begins operation from the Landlord's site.

5.  Fee.

    a.    The license fee for the initial term of this License shall be:

          i.   $1,250.00 per week ($250.00 per day for 125 spaces @ $2.00 per space) with use to be from Monday to Friday only.

          ii. Five percent (5%) of gross revenue of all excursions/charters originating and/or terminating at Landlord's pier.

     b. The monthly license fee for each renewal period shall be set by Landlord no later than October 31/st/ of the lease term preceding renewal with the first increase to be determined at the end of the first year of this agreement and the increase not to exceed the Cost of Living Adjustment
     (COLA) for the New York metropolitan area

6. Payment of Fee. The monthly license fee shall be paid in advance on or before the first day of each calendar month under this Agreement, together with the monthly installments of rent paid pursuant to the Lease.

7. Entry by Landlord. On reasonable notice, Landlord may enter the space to provide services, inspect, repair, improve or show it. Tenant must notify Landlord if Tenant will be away for ten days or more. In case of emergency or Tenant's absence, Landlord may enter the space without Tenant's consent. To the extent possible, entrance will be made without disrupting Tenant activities.

8. Care of Property. The property is deemed to be in occupiable condition on delivery of possession to Tenant. Tenant agrees to maintain the Property in good condition throughout the term of the Lease, except for ordinary wear and tear. Tenant agrees to pay for all repairs, replacements and damages that occur during the term of the Lease caused by its use, except for those directly caused by Landlord.

9. Alterations. Tenant must get Landlord's prior written consent which will not be unreasonably withheld, to alter, improve, paint or wallpaper the premise. Landlord agrees to: (i) consent; or (ii) not consent within twenty days of Tenant's written notice for Landlord's consent. Ownership rights of alterations, additions and improvements will be governed by Section 16.

10. Signs. Tenant may put signs or projections (such as a TV or radio antenna) in or out of the windows or exteriors of the premises without Landlord's prior consent as long as such signs or

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projections conform with all governmental rules, regulations and ordinances and the size, color, design and location of the proposed sign or projection conforms to the general image of the demised premises and is aesthetically pleasing and tasteful.

11.  Other Uses.

     a. Landlord requires that certain parking spaces (5) be reserved for its use at all times.

     b. Landlord agrees to identify the Parking Spaces as being reserved for Landlord.

     c. Tenant agrees that Landlord shall have no obligation, liability or responsibility to Tenant should any of the designated Parking Spaces be occupied at any time or times by persons not so authorized or directed by Landlord.

12. No Assignment. This License may not be assigned by Tenant nor the Parking Spaces sublet in whole or in part, without in each case the prior written consent of Landlord (which consent may be given or withheld in Landlord's sole discretion). This Agreement is only valid with NY Fast Ferry Services, Inc. and its management as of the date of the execution hereof. This agreement may not be transferred to any parent entity, subsidiary entity or purchaser of the tenant without the express written consent of the Landlord.

13.  Not a Bailment.

     a.   This Agreement is one of licensing in property and is not a bailment.

     b. Tenant shall assume full responsibility for its vehicles and those of its employees, agents and invitees, and the contents of the vehicles.

     c. Tenant, as a material part of the consideration to be rendered to Landlord under this License, to the extent permitted by law, hereby waives all claims against Landlord, its agents, servants or employees for loss, theft or damage to property and for injuries to persons in, upon or about the Parking Spaces; and

     d. Tenant shall indemnify, defend and hold Landlord, its agents, servants and employees exempt and harmless from and on account of any damage or injury to any person, or to the property, goods, wares and merchandise of any person, arising from the use of the Parking Spaces by Tenant, its agents, servants, employees, contractors, invitees or licensees.

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14.  Improvements.

     a. Tenant may not make any improvements and/or modifications to the parking areas without the express written permission of the Landlord.

     b. Tenant may install a ticket booth which booth shall be removed at the termination of this agreement.

15.  Maintenance.

     a. Tenant shall be responsible to maintain and leave the parking areas broom clean at the end of each day.

     b.   Tenant shall be responsible for the removal of snow and ice.

16.  Permission to Dock at Pier.

     a. For consideration previously set forth herein, Landlord grants permission to Tenant for Tenant's use of the pier owned by Landlord at the foot of the Atlantic Street on the Shrewsbury River.

     b. Tenant may install a docking barge adjacent to the end of Landlord's pier on the Shrewsbury.

17.  Term of Use of Pier.

     a. The term of Tenant's use of the Pier owned by Landlord shall be coincident with Tenant's license for the use of Landlord's parking spaces.

     b. Renewal of the license to use Landlord's parking spaces shall be a renewal of permission to dock at the pier.

18. Use of Outbuilding. Tenant shall have the use of the outbuilding on the southeastern end of the property at the foot of the pier and the pier to be used by Tenant at a monthly rental of $800.00 per month due and payable at the same time as the payment due for the license for the parking spaces and subject to the same terms of default. In the event that any governing authority refuses to permit the use of the outbuilding as a ticket booth or, having granted such permission, rescinds same, the rent shall be reduced to $400 per month.

19.  Removal of Fixtures.

     a. On the expiration or the sooner termination of the lease term, Tenant will surrender to Landlord the Property, including all buildings, the pier, replacements, changes, additions, and improvements constructed or placed by Tenant on the property, with all equipment in or appurtenant to, except all movable trade fixtures installed by Tenant (including but not limited to ramps, platforms, etc. not permanently installed as part of the dock), broom-clean, free of sub-tenancies, and in good condition and repair, reasonable wear and tear excepted.

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     b.   If Tenant has made improvements or permanently installed equipment that is unrelated to that operation of the Property, Tenant will have the right to remove the improvements and equipment provided the following conditions are met:

          i. Tenant provides written notice to Landlord of its intent to remove the improvements and/or equipment. The notice must identify each item to be removed and provide a schedule for removal and any resulting repairs. This process must be demonstrated to be reasonably able to be completed prior to termination of the Lease; and Tenant agrees to perform all necessary repairs to the Property to correct any damage caused by removal of the improvements and/or equipment and to restore the Property to the condition it was in prior to the original installation of the improvements and/or equipment.

20.  Risk of Loss to Tenant.

     a. Particularly, but not in limitation of the preceding paragraph, all property belonging to Tenant or any user of the Parking Spaces shall be there at the risk of Tenant or such other person only, and except for the deliberate act of Landlord or its agents or employees, Landlord, its agents or employees shall not be liable for injury to persons or damage to or theft of or misappropriation of property by any means.

     b. Tenant shall give prompt notice to Landlord in case of any such injury, damage, theft or misappropriation.

     c. In case any action or proceeding be brought against Landlord by reason of any obligation on Tenant's part to be performed under the terms of this License or arising from any act or negligence of the Tenant, or of its agents or employees, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

21. General Access. Tenant's employees, agents, customers, clients and business invitees will, at all times that Tenant is open for business, have the free and uninterrupted right of access to the Property, with the exception that access may be temporarily denied, without penalty to Landlord, during any emergency that jeopardizes the public health of safety, or during any period when denial is required by law or regulation, or when denial is necessitated by the need to make major repairs to the Property.

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22.  Use of Spaces, Dock and Building:  Rules and Regulations.

     a. The Parking Spaces, Dock and Building shall be used by Tenant, its employees, agents and business invitees, pursuant to such rules and regulations as Landlord shall from time to time promulgate.

     b. If for any reason the Lease or Tenant's right to possession under the License shall be terminated, this License may at the option of Landlord be terminated at any time following written notice to Tenant.

     c. Permitted Uses: General Office Use, and for no other use, but in no event, any use which will subject the Landlord or Tenant to comply with the provisions of ISRA, as hereinafter defined.

23.  Insurance.

     a. Insurance Companies: It is agreed that any policies of insurance to be maintained by the respective parties will be obtained from good and solvent insurance companies authorized to do business in the State of New Jersey.

     b. Tenant to Obtain Liability Insurance: Tenant agrees that it will, at its expense, maintain a policy of insurance, written by responsible insurance carriers, that will insure Landlord against liability for injury to or death of persons or damage to property occurring about the demised premises. The liability under insurance will be no less than $500,000 for any one person injured or killed, $1,000,000 for any one accident, and $500,000 property damage. The policy will name Landlord lessor as a loss payee to protect its interest as Landlord.

     c. Worker's Compensation Insurance: Tenant will secure and maintain during the term of this lease and any renewal of this lease Worker's Compensation insurance for all of his or her employees. The Tenant will also require subtenant to provide Worker's Compensation insurance for all of their employees. The policy will include Employer's Liability Protection with a limit of not less than $500,000.

     d. Comprehensive Automobile Liability Insurance: If motor vehicles are to be used in the course of Tenant's business, Tenant will provide comprehensive automobile liability insurance that complies with current New Jersey law regarding this coverage. The liability limits will not be less than one million dollars per person and three million dollars per occurrence for bodily injury liability and one million dollars per occurrence for property damage liability.

     e. Tenant to Obtain Fire Insurance on Fixtures and Inventory: The Tenant agrees to maintain on all equipment in the premises, a policy of fire insurance in companies authorized to do business in the State of New Jersey of at least 75% percent of the insurable replacement value, the proceeds of which will, as long as this lease is in effect, be used for the replacement of the insured property.

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     f.   Tenant's Waiver of Casualty Insurance Proceeds: If the premises are damaged by fire or other casualty insured against, Tenant agrees to claim no interest in any insurance settlement arising out of any loss where premiums are paid by Landlord, or where Landlord is named as sole beneficiary, and that it will sign all documents required by lessor or the insurance company necessary in connection with the settlement of any loss.

     g. Tenant's Failure to Insure: Should Tenant fail to keep in effect and pay for insurance as required by this section, the Landlord may do so. In that event the insurance premiums paid by Landlord will be due and payable by Tenant to lessor, and failure of Tenant to pay them will constitute a breach of this lease and shall be due and payable as additional rent.

     h. Tenant shall provide to Landlord a copy of all insurance policies in effect as required by this agreement at the signing of this agreement and upon renewal. Landlord shall be entitled, on reasonable notice and no more than 4 times per year to demand proof that the insurance required is in force and effect.

24. Environmental Responsibilities. Unless otherwise specified, the following terms will have the meanings specified below:

     a. DEP: New Jersey Department of Environmental Protection and any successor agency.

     b. EPA: United States Environmental Protection Agency and any successor agency.

     c. ISRA: The Industrial Site Recovery Act, New Jersey Statutes (S)(S) 13:1K-6 et. seq., and the rules, regulations, orders and requirements promulgated under the statute and any of its successor(s).

25.  Environmental Claim.

     a. Any complaint, order, directive, claim, action, investigation, lawsuit, demand, citation, notice, proceeding or lien, or threatened complaint, order, directive, claim, action, investigation, lawsuit, demand, citation, notice, proceeding or lien, by any federal, state or local governmental entity or any other person or entity related to an Environmental Discharge, an Environmental Condition, or any other matter involving Environmental Laws that affect Tenant as the direct and proximate result of Tenant's use of the property, any improvements of Tenant located on the property, or Tenant's business conducted on the property.

26. Environmental Condition. Any environmental contamination or threatened contamination of any kind or nature at, on or from the property or affecting the surface soils, subsurface soils, surface waters or groundwater, or otherwise caused by Tenant and/or as the direct and proximate result of Tenant's use of the property, that violate Environmental Laws, including, without limitation, the presence of Hazardous Substances or Wastes.

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27.  Environmental Discharge.  Any event involving an emission, spill, release or discharge into or on the air, surface soils, subsurface soils, or any improvements located on surface or subsurface soils; surface water or groundwater; or the sewer, septic or waste treatment, storage or disposal systems servicing the Property, of any Hazardous Substances or Wastes at or from the Property or any improvements located the property, by Tenant as the direct and proximate result of Tenant's use of the property, or by the business conducted at the Property.

28. Environmental Laws. All present and future Federal, state or local laws, ordinances, rules, regulations, opinions, orders, directives and policies as, from time to time, may be amended, that relate to the environment, health or worker safety including, without limitation, ISRA: the Resource Conservation Recovery Act, 42 USCA (S)(S) 6901 et. seq.; the Comprehensive Environmental Response Compensation and Liability Act, 42 USCA (S)(S) 9601 et. seq.; the Clean Water Act, 33 USCA (S)(S) 1251 et. seq.; the New Jersey Spill Compensation and Control Act, New Jersey Statutes (S)(S) 58:10-23.11 et. seq.; the New Jersey Water Pollution Control Act, New Jersey Statutes (S)(S) 58:10A-1 et. seq.; the Worker and Community Right to Know Act, New Jersey Statutes (S)(S) 34:5A-1 et. seq.; and the Occupational Safety and Health Act of 1979, 29 USCA (S)(S) 651 et. seq.

29. Hazardous Substances or Wastes. Any material, waste or other substance, whether solid, liquid or gaseous, that is defined as a hazardous substance, hazardous waste, toxic substance or toxic waste in any Environmental Laws that are the direct and proximate result of Tenant's use of the property shall be Tenant's responsibility.

30. Prior Violations on Property. It is the intent of the parties that Tenant will not be responsible for violations of any Environmental Law that took place prior to the start of this Lease, but will be fully responsible, at its own costs and expense, for compliance with all Environmental Laws during the term of this Lease, including any period during which Tenant holds over, even if these laws expressly make compliance the responsibility of the "owner" or "operator" of the Property. If Tenant, during that term, fails to comply with any Environmental Law, the full liability for expenses, obligations, damages or claims arising from Tenant's failure to comply will be on Tenant.

31. Right to Inspect. Tenant will have a right to inspect the Property prior to the start of this lease to determine if any conditions are in violation of any Environmental Laws The terms of this paragraph on "Environmental Responsibilities" will not apply to conditions reported to Landlord in writing as a result of that inspection.

     a. If Tenant receives notice of the occurrence or existence of an Environmental Discharge, Environmental Condition and/or Environmental Claim that are the direct and proximate result of Tenant's use of the property, the Tenant will give Landlord immediate oral and written notice, detailing all relevant facts and circumstances.

                                                                    Page 8 of 16

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     b.   If Tenant fails to comply with the requirements of this paragraph,
     Landlord will have the option, but will not be obligated, to exercise any of its rights as provided in this Lease. Landlord or Landlord's representatives may enter onto the Property to take any action Landlord deems necessary or advisable to investigate, clean up, remove, resolve or minimize the impact of, or otherwise deal with, Environmental Discharge, Environmental Condition, and/or Environmental Claim when Landlord receives notice from any person, entity or other source asserting the occurrence or existence of an Environmental Claim on, from or pertaining to the Property. All costs and expenses incurred by Landlord in the exercise of its rights will be deemed to be additional rent under this agreement and will be payable by Tenant to Landlord in accordance with the provisions of this Lease.

     c. If a lien is filed against the Property because of the occurrence or existence of any Environmental Discharge, Environmental Condition and/or Environmental Claim, arising from a period during which Tenant is responsible for compliance with Environmental Laws, Tenant, within 30 days from the date the lien is placed against the Property, and, in any event, prior to the date federal, state or local governmental authority commences proceedings to sell the Property pursuant to the lien, either will: (1) pay the claim and remove the lien from the Property; or (2) furnish to Landlord either: (a) a bond satisfactory to Landlord for the amount of the claim;
     (b) a cash deposit in the amount of the claim; or (c) other security satisfactory to Landlord in an amount sufficient to discharge the claim. Landlord will be authorized to call on any bond, deposit or other security to satisfy the claim if this action is necessary to prevent the sale of the lien or to otherwise protect Landlord's interest in the Property. Landlord will release and return any security to Tenant only after the lien has been removed from the Property and the casual claim has been satisfied or dismissed by a court of competent jurisdiction.

     d. If any testing is done in compliance with an Environmental Law, Tenant will furnish Landlord with true and complete copies from samples and test results, if any, obtained from samples taken at and around the Property within three days after Tenant receives them. Tenant, simultaneously, will provide to Landlord (in the event of submission by Tenant), or provide to Landlord within three days of Tenant's receipt (in the event of receipt by Tenant), true, accurate and complete copies of all documents, including without limitation reports, submissions, notices, orders, directives, findings and correspondence submitted by Tenant to, or received by Tenant from, the DEP, the EPA, the United States Occupational Safety and Health Administration or any other federal, state or local governmental entity, pursuant to Environmental Laws. Tenant will notify Landlord in advance of all meetings scheduled

                                                                    Page 9 of 16

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     between Tenant and any federal, state or local governmental entity in any way related to any Environmental Law and Landlord may attend all of these meetings.

     e. Tenant will permit Landlord representatives, including without limitation agents, servants, employees, legal counsel, environmental consultants and engineers, access during normal business hours or during other hours by agreement of the parties or in the event of an emergency related to Environmental Laws, to:

          i. permit the parties to examine, audit, copy or make extracts from, all books, records and documents in the possession of Tenant, its agent, representatives, environmental consultants, or independent contractors relating to Tenant's compliance with Environmental Laws;

          ii.  inspect the Property; and/or

          iii. perform work at the Property to assure that the Property is in compliance with all Environmental Laws. Tenant will not restrict access to any part of the Property, and Tenant will not impose conditions to access. If Landlord chooses to perform work at the Property to assure that the Property is in compliance with all Environmental Laws, Landlord will use reasonable efforts to avoid interfering with Tenant's use of the Property. It is agreed that Landlord is not be obligated to have this work performed on weekends or on an overtime basis to avoid or reduce interference. On completion of the work Landlord will repair and restore the affected areas of the Property from damage caused by this work. As long as Landlord uses reasonable efforts and repairs and restores the damage, Tenant will waive any right it may have, then or in the future, to assert claims on its behalf against Landlord or Landlord's representative arising from or in any way related to interference with the right to quiet use and enjoyment of the Property, or otherwise relating to this work, including without limitation loss of income, rent or profits. If Landlord performs this work during the period Tenant is responsible for compliance with Environmental Laws, Tenant will pay Landlord a sum equal to all costs and expenses paid and/or incurred by Landlord in performing work pursuant to this subparagraph. This money will be payable by Tenant as additional rent.

          iv. Tenant represents that to the best of its knowledge its Standard Industrial Classification (SIC) number as defined in ISRA is ________.

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          v.   If Tenant's SIC number changes, Tenant will provide Landlord with notice of the change within thirty days of the date it was aware of the change. Tenant's failure to notify Landlord will be a default under the terms of this Lease.

          vi. At no expense to Landlord, Tenant will promptly provide all information requested by Landlord or any Federal, state or local governmental entity regarding Environmental Laws. Tenant will promptly sign these affidavits and submissions when requested to do so by Landlord or any federal, state or local governmental entity. If an affidavit or submission is inaccurate or incomplete, Tenant will cooperate and provide information so that it can be made accurate and complete. At this time Tenant will promptly sign the affidavit or submission.

          vii. Tenant agrees that every provision of this paragraph will survive the expiration or earlier termination of the term of this Lease, regardless of the reason for termination. It is agreed and acknowledged that Landlord would not have entered into this Lease but for the provisions of this paragraph and their survival. Tenant's failure to abide by the terms of this paragraph will be restrainable by injunction.

32. Mortgage Priority. This lease will be and is made subject and subordinate at all times to all mortgages, liens and encumbrances and all advances made on them that may now or after affect the Property, building and/or land, and to all increases, renewals, modifications, consolidations, replacements and extensions irrespective of the time of recording without further instrument of subordination.

33.  Condemnation.

     a. If greater than fifty percent of the Property is taken for public or quasi-public use under any statute or by right of eminent domain, or by private purchase, this Lease will automatically terminate as of the date that title will be taken. If part of the Property is taken and the remainder becomes unusable for the purpose for which the Property is leased, then Landlord and Tenant each will have the right to terminate this Lease on 30 days notice to the other, given within 60 days following the date of the taking. If this Lease is terminated, the rental will be equitably adjusted as of the date of termination.

     b. All compensation awarded or paid on a total or partial taking of the Property will belong to and will be Landlord's property without sharing by Tenant, whether the compensation results from diminution in value of the leasehold or to the fee interest in the Property.

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34. Damage to the Property.

     a. If the property subject to this agreement and used by Tenant is damaged, destroyed or otherwise rendered unusable in whole or in part by fire or other casualty caused or insured by Tenant, Tenant will promptly repair the Property and restore it to substantially its prior condition.

     b. Tenant agrees to undertake repairs will all deliberate speed and to complete them within a reasonable period from the date of the original loss.

     c. Any obligation of Landlord to repair and restore its property will not extend to any of the Tenant's improvements, additions, fixtures, equipment or other property.

     d. If Tenant's repairs are not completed within a reasonable period, Landlord may terminate this Lease by giving thirty days written notice of their intent to do so.

35. Rent Abatement. During the period from the date of the casualty until the Property is repaired and restored, there shall be no abatement of rent if the damage was proximately caused by Tenant or its use of the property. It is agreed that if the property is unusable in the reasonable discretion of the tenant through no fault of Tenant or continued operation of the service by Tenant is prohibited by any governmental entity or authority even though Tenant has made its reasonable efforts to comply with such entity or authority, there shall be a rent abatement of 100% for the time in which further operation is prohibited.

36. Default. In the event of any default by Tenant under this License continuing for 10 days after written notice of default, Landlord shall have all rights and remedies as provided in the Lease for default.

37.  Conditions of Default.

     a. Tenant will be in default under this lease and Landlord will have a right to terminate this Lease on the occurrence of any one or more of the following events:

     b. If Tenant fails to pay rent or additional rent due on the date provided, and this failure continues for a period of 30 calendar days;

     c.   If Tenant abandons, deserts or vacates the Property;

     d. If Tenant assigns, sublets or permits the Property to be occupied by someone other than Tenant, except as provided by this Lease;

     e. If Tenant makes a general assignment for the benefit of creditors; or if Tenant files or has filed against it a petition to have it adjudged a bankrupt or a petition for reorganization or arrangement under bankruptcy law (unless, in the case of a petition filed against Tenant, it is dismissed within sixty days); or if a trustee or receiver is appointed to take possession of

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     substantially all of Tenant's assets or of its interest in this Lease and possession is not restored to Tenant within thirty days; or if substantially all of Tenant's assets or its interest in this Lease is attached or otherwise judicially seized and the seizure is not discharged within thirty days;

     f. If Tenant fails to move into or take possession of the Property on the commencement date, Landlord will be the sole judge of this fact;

     g. If Tenant suffers or permits execution, attachment or other similar process to issue against Tenant or a substantial portion of its property or assets, or if Tenant suffers or permits the Property to be taken and/or occupied or attempted to be taken and/or occupied by anyone other than Tenant other than in accordance with the terms of this Lease;

     h. If Tenant removes, attempts to remove, or in Landlord's sole judgment, manifests an intention to remove its goods or property from the Property, except as required in the normal conduct of its business; or

     i. If Tenant fails to observe any of the other terms, covenants and conditions of this lease, and failure continues after delivery of written notice of that failure by the Landlord.

38. Subordination. This License and the rights of Tenant under it shall be and are here made subject and subordinate to any Ground Lease, to the lien of any mortgage, mortgages or deeds of trust now or afterwards existing against the Project, or any part or parts of it, and to all renewals, modification, consolidation, replacements and extensions and to all advances made or later to be made upon the security.

39. Sale or Conveyance. In the event of a sale or conveyance by Landlord of its interest in the Project, the same shall operate to release Landlord from any further liability upon any covenants or conditions, express or implied, here contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this License. Tenant agrees to attorn to the purchaser or assignee.

40. Compliance with Applicable Law. After commencement of this agreement, Tenant, at its expense, will promptly comply with all present and future laws and regulations of all federal, state and municipal governments, courts, departments, commissions, authorities, boards, and officers, and all orders and regulations of the National Board of Fire Underwriters or any other body exercising similar functions, whether foreseen or unforeseen, ordinary or extraordinary, that may apply to the Parking Spaces and adjoining sidewalks, curbs. Tenant will likewise comply with the requirements of all public liability, fire and other insurance policies at any time in force with respect to the Property. Tenant may, after written notice to Landlord, contest by appropriate legal proceedings diligently conducted in good faith, in the name of either or both without expense to Landlord, the validity or application of any law or regulation of the nature referred to, subject to the following:

     a. Tenant may delay compliance until final determination of the proceeding if Tenant prosecutes it with due diligence, provided that the contested law or regulation expressly allows delay without imposing any lien, charge or liability against the Property, or Tenant's leasehold interest in the property, and without subjecting either party to civil or criminal liability for failure to comply.

     b. If a lien, or civil liability would be incurred because of delay under subparagraph a, Tenant may, with Landlord's written consent that it will not unreasonably withhold, contest and delay compliance with any law or regulation, as provided in subparagraph a if: (1) this action does not subject Landlord to criminal liability; (2) Tenant furnishes reasonably satisfactory security to Landlord against resulting loss or injury; and (3) Tenant prosecutes the contest with due diligence. Landlord will cooperate with Tenant to contest validity or application of any law or regulation. Landlord will not be required, however, to execute and deliver documents that, in the judgment of Landlord's attorney may prejudice its interest in the Property.

41. Fees and Costs to Enforce. In the event of any litigation between Tenant and Landlord to enforce any provision of this License or any right to either party, the Tenant shall pay upon demand all Landlord's costs, charges and expenses, including reasonable fees of counsel, agents and other retained by Landlord, incurred in enforcing Tenant's obligations under this Agreement or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault, to become involved.

42. Estoppel Certificates. Tenant agrees promptly to furnish estoppel certificates pertaining to this License if required by Landlord, which certificates shall be in the form provided to be furnished in the Lease.

43. Municipal Approvals. It shall be the obligation of the Tenant, at Tenant's own cost and expense, to make application to the appropriate municipal agency/board for the required approvals. Landlord will provide assistance and support as required and necessary to process the application.

44. Heirs, Successors and Assigns. The covenants and conditions here contained shall apply to and bind the respective heirs, successors, executors, administrators and assigns of the parties. The terms "Landlord" and "Tenant" shall include the successors and assigns of either party, whether immediate or remote. Landlord may, on 30 days notice, terminate this agreement if the management of the tenant changes or is modified.

45. Notice. All notices required by this agreement must by written and delivered personally or by certified mail, return receipt requested. Notice to Tenant by Landlord under this lease will be considered to be delivered if it is mailed to the location which is the subject of this lease or to any other address that Tenant has advised Landlord by notice in accordance with these provisions. Notice to Landlord by Tenant may be mailed to Landlord at The Clam Hut, Atlantic Avenue, Highlands, New Jersey 07732, to the attention of the Executive Director.

46. Termination. In the event any governing authority denies Tenant's right to operate a ferry from Landlord's site or, having granted such permission rescinds same, or refuses to permit more than 169 passengers on board tenant's ferry (or reduces such occupancy to that number or less having previously granted permission for more passengers) or denies permission for tenant to make necessary improvements which denial prevents tenant from operating, Tenant may terminate this contract on 30 days written notice to Landlord.

47. Governing Law. This agreement shall be governed by the laws of the State of New Jersey and venue shall be proper only in the Superior Court of New Jersey, Monmouth County.

48. Severability. If a clause or provision of this agreement is declared legally invalid, that clause will be severable and the rest of this lease will remain in effect so far as it does not make the remainder of the agreement incomprehensible or unenforceable at law or equity.

49. Inclusion of Resolution. All conditions to be preformed by Tenant that are stated in any resolution or permit issued by the Borough of Highlands are considered to be part of the terms of the lease and may be enforced by Landlord. The resolution is attached to this lease for that purpose.

50. Entire Agreement. All promises Landlord has made are contained in this written agreement including its Exhibits and any attached Riders, and the attached Resolution that is made part of this lease. This agreement can only be changed by written agreement approved by both Tenant and Landlord.

51. Binding Effect. Landlord and the Tenant are bound by this Lease. All parties that lawfully succeed to their rights and responsibilities are also bound.

52. Signatures. By their signatures, Landlord and Tenant agree to the terms of this agreement.

THE CLAM HUT                            NEW YORK FAST FERRY SERVICES, INC.

/s/ Lynn Hunter                              /s/ John Koenig
---------------------------------            ---------------------------------
Lynn Hunter, President, Landlord        JOHN KOENIG, President, Tenant

                                   EXHIBIT A
                                   SITE PLAN

                                                                   Page 16 of 16